United States
Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2005

Langer, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12991	11-2239561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

450 Commack Road, Deer Park, New York		11729-4510
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  631-667-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 15, 2005, Langer, Inc. (the “Company”) received notice from Nasdaq that as a result of the previously disclosed resignation of Mr. Jonathan R. Foster from the Company’s Board of Directors and Audit Committee, the Company no longer satisfies the requirement under Rule 4350(d)(2) of the Nasdaq Marketplace Rules that a Nasdaq Stock Market listed company have an audit committee comprised of at least three members.  Consistent with Marketplace Rule 4350(d), the Company has been provided a cure period until the earlier of the Company’s next annual shareholders’ meeting or September 8, 2006, in order to regain compliance.  The Company’s Board of Directors has begun to identify and evaluate candidates to replace Mr. Foster and expects to appoint a new, independent director to serve on the Board of Directors and its Audit Committee, prior to the expiration of the cure period.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits.

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Number	Exhibit

99.1	Press Release dated September 19, 2005.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 19, 2005	Langer, Inc.

	By:	/s/ Joseph P. Ciavarella
Joseph P. Ciavarella, Vice President and Chief Financial Officer

Exhibit Index

Number	Exhibit

99.1	Press Release dated September 19, 2005.